Exhibit 2(b)





THE HIGH YIELD PLUS FUND, INC.

A Maryland Corporation





















BY-LAWS

AS AMENDED May 28, 1997


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.        NAME OF CORPORATION, LOCATION OF OFFICES
                  AND SEAL...................................................1
                  Section 1.  Name...........................................1
                  Section 2.  Principal Offices..............................1
                  Section 3.  Seal...........................................1

ARTICLE II.       STOCKHOLDERS...............................................1
                  Section 1.  Annual Meetings................................1
                  Section 2.  Special Meetings...............................1
                  Section 3.  Notice of Meetings.............................2
                  Section 4.  Quorum and Adjournment of
                  Meetings.....................................2
                  Section 5.  Voting and Inspectors..........................2
                  Section 6.  Validity of Proxies............................3
                  Section 7.  Stock Ledger and List of
                  Stockholders......................................3
                  Section 8.  Action Without Meeting.........................3

ARTICLE III.      BOARD OF DIRECTORS.........................................3
                  Section 1.  Powers.........................................3
                  Section 2.  Number and Term of Directors...................4
                  Section 3.  Election.......................................4
                  Section 4.  Vacancies and Newly Created Directorships......4
                  Section 5.  Removal........................................4
                  Section 6.  Chairman of the Board..........................4
                  Section 7.  Annual and Regular Meetings....................5
                  Section 8.  Special Meetings...............................5
                  Section 9.  Waiver of Notice...............................5
                  Section 10. Quorum and Voting..............................5
                  Section 11. Action Without a Meeting.......................5
                  Section 12. Compensation of Directors......................6

ARTICLE IV.       COMMITTEES  ...............................................6
                  Section 1.  Organization...................................6
                  Section 2.  Executive Committee............................6
                  Section 3.  Proceedings and Quorum.........................6

ARTICLE V.        OFFICERS    7
                  Section 1.  General........................................7
                  Section 2.  Election, Tenure and Qualifications............7
                  Section 3.  Vacancies and Newly Created Officers...........7
                  Section 4.  Removal and Resignation........................7


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                  Section 5.  President......................................7
                  Section 6.  Vice President.................................8
                  Section 7.  Treasurer and Assistant Treasurers.............8
                  Section 8.  Secretary and Assistant Secretaries............8
                  Section 9.  Subordinate Officers...........................8
                  Section 10. Remuneration...................................8
                  Section 11. Surety Bond....................................8

ARTICLE VI.       CAPITAL STOCK..............................................9
                  Section 1.  Certificates of Stock..........................9
                  Section 2.  Transfer of Shares.............................9
                  Section 3.  Stock Ledgers..................................9
                  Section 4.  Transfer Agents and Registrars................10
                  Section 5.  Fixing of Record Date.........................10
                  Section 6.  Lost, Stolen or Destroyed Certificates........10

ARTICLE VII.      FISCAL YEAR AND ACCOUNTANT................................10
                  Section 1.  Fiscal Year...................................10
                  Section 2.  Accountant....................................10

ARTICLE VIII.     CUSTODY OF SECURITIES.....................................11
                  Section 1.  Employment of a Custodian.....................11
                  Section 2.  Termination of Custodian Agreement............11
                  Section 3.  Other Arrangements............................11

ARTICLE IX.       INDEMNIFICATION AND INSURANCE.............................12
                  Section 1.  Indemnification of Officers, Directors,
                              Employees and Agents..........................12
                  Section 2.  Insurance of Officers, Directors, Employees and
                              Agents........................................13

ARTICLE X.        AMENDMENTS................................................13
                  Section 1.  General.......................................13
                  Section 2.  By Stockholders Only..........................13
                  Section 3.  Certain Amendments Requiring More than
                        Majority Approval...................................13



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                                     BY-LAWS

                                       OF

                         THE HIGH YIELD PLUS FUND, INC.

                            (A MARYLAND CORPORATION)


                                    ARTICLE I
                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL

SECTION 1. NAME. The name of the  Corporation  is The High Yield Plus Fund, Inc.

SECTION 2. PRINCIPAL OFFICES. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

SECTION 3. SEAL. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.


                                   ARTICLE II
                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held as required and for the purposes prescribed by the Investment Company Act of 1940, as amended, and the laws of the State of Maryland and for the election of Directors and the transaction of such other business as may properly come before the meeting. The meeting shall be held annually within the fifth month following the end of the Corporation's fiscal year, at a time within that period set by the Board of Directors, at the Corporation's principal offices, or at such place within the United States as the Board of Directors shall select.

SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the President or by a majority of the Board of Directors, and shall be held at such time and place as may be stated in the notice of the meeting.

Special meetings of the stockholders may be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting, provided that (1)




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such request  shall state the purposes of such meeting and the matters  proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such
stockholders.   No  special   meeting  shall  be  called  upon  the  request  of
stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

SECTION 3. NOTICE OF MEETINGS. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting at his or her address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the stockholders as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

SECTION 4. QUORUM AND ADJOURNMENT OF MEETINGS. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

SECTION 5. VOTING AND INSPECTORS. At each stockholders' meeting, each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his or her name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Except as otherwise specifically provided in the Articles of Incorporation, these By-Laws or the Investment Company Act of 1940, as amended, all matters shall be decided by a vote of a majority of the shares of stock of the


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Corporation  outstanding  and entitled to vote. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

At any meeting at which there is an election of Directors, the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

SECTION 6. VALIDITY OF PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his or her duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

SECTION 7. STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent.

SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if
(1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.


                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. POWERS. Except as otherwise provided by operation of law, by the Articles of Incorporation, or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.


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SECTION  2.  NUMBER  AND TERM OF  DIRECTORS.  Except  for the  initial  Board of
Directors, the Board of Directors shall consist of not fewer than three nor more than eleven Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least forty percent of the entire Board of Directors shall be persons who are not interested persons of the Corporation, as that term is defined in the Investment Company Act of 1940. Directors need not be stockholders of the Corporation. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

 The Board of Directors shall be divided into three classes, as nearly equal in size as possible, with members of each class holding office for a term of three years and until his or her successor is elected and qualified, or his or her earlier death, resignation or removal. At the first annual meeting of the Corporation, the shareholders shall elect three separate classes of Directors, with terms to end one, two, and three years respectively from the date of such meeting. At each subsequent annual meeting, one class of directors shall be elected.

SECTION 3. ELECTION. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within sixty days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

SECTION 5. REMOVAL. The stockholders may remove any Director from office for cause, upon the affirmative vote or consent of the holders of at least eighty percent of the common stock of the Corporation, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Director or Directors.

SECTION 6. CHAIRMAN OF THE BOARD. The Board of Directors may, but shall not be required to, elect a Chairman of the Board. Any Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. The Chairman, if any, shall


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preside  at all  stockholders'  meetings  and at all  meetings  of the  Board of
Directors, and shall be ex officio a member of all committees of the Board of Directors. The Chairman, if any, shall have such powers and perform such duties as may be assigned from time to time by the Board of Directors.

SECTION 7. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held after the annual stockholders' meeting at the place of such meeting or at such other time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland, provided that regular meetings of the Board shall be held at least once every calendar quarter other than the quarter during which its annual meeting is held. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made, in the manner provided in Section 8 of this Article III for notice of special meetings. Except as otherwise provided under the Investment Company Act of 1940, as amended, members of the Board of Directors or any committee designated thereby may participate in a meeting (other than the annual meeting of the Board) of such Board or committee and in any action taken therein by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him or her personally or transmitted to him or her by telegraph, telefax, telex, cable or wireless at least one day before the meeting.

SECTION 9. WAIVER OF NOTICE. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

SECTION 10. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

SECTION 11. ACTION WITHOUT A MEETING. Except as otherwise provided under the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such


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written  consent  is filed  with the  minutes  of  proceedings  of the  Board or committee.

SECTION 12. COMPENSATION OF DIRECTORS. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors in the manner provided by Section 10 of this Article III.


                                   ARTICLE IV
                                   COMMITTEES

SECTION 1. ORGANIZATION. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of two or more members, each of whom must be a Director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend or distribution on stock, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these By-Laws, approve any merger or share exchange which does not require stockholder approval, approve or terminate any contract with an investment adviser or principal underwriter, as those terms are defined in the Investment Company Act of 1940, or to take any other action required by the Investment Company Act of 1940 to be taken by the Board of Directors.

SECTION 2. EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The President shall automatically be a member of the Executive Committee.

SECTION 3. PROCEEDINGS AND QUORUM. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.


                                    ARTICLE V
                                    OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be


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appointed in accordance with the provisions of Section 9 of this Article.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both president and vice president. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Director.

SECTION 3. VACANCIES AND NEWLY CREATED OFFICERS. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 9 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose, if the Board has determined the best interests of the Corporation will be served by removal of that officer. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been elected, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. VICE PRESIDENT. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of



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the Vice  Presidents  present and able to act) may perform all the duties of the
President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 7. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He or she shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Treasurer; and as soon as possible after the close of each financial year he or she shall make and submit to the Board of Directors a like report for such financial year. He or she shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 8. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He or she shall perform such other duties which appertain to this office or as may be required by the Board of Directors.

 Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 9. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 10. REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 10 of Article III, except that the

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Board of Directors may by resolution  delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this
Article V.

SECTION 11. SURETY BOND. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI
                                  CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal.

SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his duly authorized attorney or legal representative (i) upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

SECTION 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be


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

countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

SECTION 5. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within ninety days prior to the date on which the particular action requiring such determination will be taken; (2) the transfer books shall not be closed for a period longer than twenty days; and (3) in the case of a meeting of stockholders, the record date or any closing of the transfer books shall be at least ten days before the date of the meeting.

SECTION 6. LOST STOLEN OR DESTROYED CERTIFICATES. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VII
                           FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be the twelve calendar months ending on the 31st day of March.

SECTION 2.  ACCOUNTANT.

A.The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

B. A majority of the members of the Board of Directors who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within thirty days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. The selection shall be submitted

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



for ratification or rejection at the next succeeding annual stockholders' meeting. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an Accountant.

C.Any vacancy occurring between annual meetings due to the resignation of the Accountant may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.


                                  ARTICLE VIII
                              CUSTODY OF SECURITIES

SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having aggregate capital, surplus and undivided profits not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

SECTION  3.  OTHER   ARRANGEMENTS.   The   Corporation  may  make  such  other
arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


                                   ARTICLE IX
                          INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. To the maximum extent permitted by applicable law (including Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be amended, the Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he or she is or was a Director, officer or employee of the Corporation, or is or was serving at the request of


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

the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with a Proceeding. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of any such persons and the Corporation's investment adviser:

      A. Whether or not there is an adjudication of liability in a Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct").

      B.  The Corporation shall indemnify any such person if:

          (1)    the court or other body before which a  Proceeding  was brought
                 (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or (b) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described above so directs, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

      C. Expenses (including attorneys' fees) incurred by any such person in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

           (1) such person shall provide adequate security for his or her undertaking;

           (2) the Corporation shall be insured against losses arising by reason of such advance; or

           (3) a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts that there is reason to believe that such person will be found to be entitled to indemnification.

SECTION 2. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation may purchase and maintain insurance or other sources of reimbursement on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in or arising out of his position.


                                    ARTICLE X
                                   AMENDMENTS

SECTION 1. GENERAL. Except as provided in Sections 2 and 3 of this Article X, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new
By-Laws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

SECTION 2. BY STOCKHOLDERS ONLY. No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders. From and after the issue of any shares of the capital stock of the Corporation no amendment, alteration or repeal of Article X shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than fifty percent of the outstanding shares are present in person or by proxy, or (b) more than fifty percent of the Corporation's outstanding shares.

SECTION 3. CERTAIN AMENDMENTS REQUIRING MORE THAN MAJORITY APPROVAL. No amendment of Article III, Sections 2 and 5 concerning the terms of Directors and removal of Directors shall be made except by the affirmative vote or consent of the holders of at least eighty percent of the Corporation's outstanding shares.